Exhibit 10.3

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of June 26, 2002, is made by and between ELGAR ELECTRONICS CORPORATION, a California corporation (“Debtor) in favor of ABLECO FINANCE LLC, a Delaware limited liability company, as the collateral agent for the below-defined Lender Group (in such capacity, together with its successors, if any, in such capacity, “Collateral Agent”).

RECITALS

WHEREAS, Elgar Holdings, Inc., a Delaware corporation (“Parent”) and Debtor are parties to that certain Financing Agreement (the “Financing Agreement”), of even date herewith, with the Lenders (as defined below), Ableco Finance LLC, a Delaware limited liability company as administrative agent for the Lender Group (in such capacity, together with its successors, if any, in such capacity, “Administrative Agent”), and Collateral Agent, pursuant to which the Lender Group has agreed to make certain financial accommodations to Debtor;

WHEREAS, Parent, Debtor, and the Collateral Agent, for the benefit of the Lender Group, are entering into that certain Security Agreement, of even date herewith (the “Security Agreement”) pursuant to which Parent and Debtor are granting to the Collateral Agent, for the benefit of the Lender Group, a security interest in, among other things, all or substantially all of the general intangibles of Debtor; and

WHEREAS, pursuant to the Financing Agreement and the Security Agreement, and as one of the conditions precedent to the obligations of the Lenders under the Financing Agreement, Debtor has agreed to execute and deliver this Agreement to the Collateral Agent for filing with the PTO (as defined below) and with any other relevant recording systems in any jurisdiction, and as further evidence of and to effectuate Collateral Agent’s existing security interests in the Patent Collateral (as defined below).

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, Debtor hereby agrees in favor of the Collateral Agent, as follows:

1.             Definitions; Interpretation.

(a)           Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Agreement” shall have the meaning ascribed to such term in the introductory paragraph hereto.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended, and any successor statute.

“Collateral Agent” shall have the meaning ascribed to such term in the introductory paragraph hereto.

“Debtor” shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Event of Default” shall have the meaning ascribed to such term in the Financing Agreement.

“Financing Agreement” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Lender Group” means collectively the Lenders, Administrative Agent and Collateral Agent.

“Lenders” means, individually and collectively, each of the lenders identified on the signature pages of the Financing Agreement, and any other Person made a party thereto in accordance with the provisions of Section 12.07 thereof (together with their respective successors and assigns).

“Parent” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Patent Collateral” has the meaning set forth in Section 2.

“Patents” has the meaning set forth in Section 2.

“Proceeds” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Patent Collateral, including “proceeds” as defined at UCC Section 9–102(a)(64), and all proceeds of proceeds.  Proceeds shall include (i) any and all accounts, chattel paper, instruments, general intangibles, cash and other proceeds, payable to or for the account of Debtor, from time to time with respect to any of the Patent Collateral, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Debtor from time to time with respect to any of the Patent Collateral, (iii) any and all claims and payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Patent Collateral by any Person acting under color of governmental authority, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Patent Collateral or for or on account of any damage or injury to or conversion of any Patent Collateral by any Person.

“PTO” means the United States Patent and Trademark Office and any successor thereto.

“Secured Obligations” shall mean all liabilities, obligations, or undertakings owing by Debtor of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Financing Agreement, the Security Agreement, this Agreement, or any of the other Loan Documents to which Debtor is a party, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Debtor is required to pay pursuant to any of the foregoing.

“Security Agreement” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each mean the United States of America.

(b)           Terms Defined in UCC.  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings ascribed to them in the UCC.

(c)           Terms Defined in the Financing Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

(d)           Interpretation.  In this Agreement, except to the extent the context otherwise requires:

(i)            Any reference to a Section or a Schedule is a reference to a section hereof, or a schedule hereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

(ii)           The words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears.

(iii)          The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

(iv)          The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.”

(v)           References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

(vi)          References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

(vii)         Any captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

(viii)        In the event of a direct conflict between the terms and provisions of this Agreement and the Financing Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Financing Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtor and supplemental rights and remedies in favor of the Collateral Agent for the benefit of the Lender Group (whether under New York law or applicable federal law), in each case in respect of the Patent Collateral, shall not be deemed a conflict with the Financing Agreement.

2.             Security Interest.

(a)           Assignment and Grant of Security in Respect of the Secured Obligations.  As security for the prompt payment and performance of the Secured Obligations, Debtor hereby grants, assigns, transfers, and conveys to the Collateral Agent, for the benefit of the Lender Group, continuing security interests in all of Debtor’s right, title and interest in, to and under the following property, whether now existing or hereafter acquired or arising (collectively, the “Patent Collateral”):

(i)            all letters patent of the U.S. or any other country, all registrations and recordings thereof, and all applications for letters patent of the U.S.

or any other country, owned, held, or used by Debtor in whole or in part, including all existing U.S. patents and patent applications of Debtor which are described in Schedule A and Schedule B hereto, as the same may be amended or supplemented pursuant hereto from time to time, and together with and including all patent licenses held by Debtor, including such patent licenses which are described in Schedule A and Schedule B hereto, together with all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and the inventions disclosed therein, and all rights corresponding thereto throughout the world, including the right to make, use, lease, sell and otherwise transfer the inventions disclosed therein, and all proceeds thereof, including all license royalties and proceeds of infringement suits (collectively, the “Patents”);

(ii)           all claims, causes of action and rights to sue for past, present and future infringement or unconsented use of any of the Patents and all rights arising therefrom and pertaining thereto;

(iii)          all general intangibles (as defined in the UCC) and all intangible intellectual or other similar property of Debtor of any kind or nature, whether now owned or hereafter acquired or developed, associated with or arising out of any of the Patents and not otherwise described above; and

(iv)          all products and Proceeds of any and all of the foregoing.

(b)           Certain Exclusions from Grant of Security Interest.  Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the term “Patent Collateral” shall not include any item of Patent Collateral that is now or hereafter held by Debtor as lessee, licensee, or debtor under purchase money secured financing, in the event that:  (1) as a result of the grant of a security interest therein, Debtor would be deemed to have breached the applicable lease, license, or other agreement that governs such asset pursuant to restrictions contained in the applicable lease, license or other agreement; and (2) any such restriction is effective and enforceable under applicable law; provided, further, however, that the term “Patent Collateral” shall include, at any time that the restrictions in the lease, license, or other agreement are no longer effective and enforceable (including as a result of the exercise of an option to purchase or the repayment of the secured financing) or at any time that the applicable lessor, licensor or other applicable party’s consent is obtained to the grant of a security interest in and to such asset in favor of the Collateral Agent, for the benefit of the Lender Group, (A) any and all Proceeds of such Patent Collateral, and (B) such Patent Collateral.

(c)           Continuing Security Interests.  Debtor agrees that this Agreement shall create continuing security interests in the Patent Collateral which shall remain in effect until terminated in accordance with Section 16.

(d)           Incorporation into Financing Agreement. This Agreement shall be fully incorporated into the Financing Agreement and all understandings, agreements and provisions contained in the Financing Agreement shall be fully incorporated into this Agreement. Without limiting the foregoing, the Patent Collateral described in this Agreement shall constitute part of the Collateral in the Financing Agreement.

(e)           Licenses. Anything in the Financing Agreement or this Agreement to the contrary notwithstanding, so long as no Event of Default has occurred and is continuing, Debtor may engage in Permitted Dispositions of the Patent Collateral.

3.             Further Assurances; Appointment of Collateral Agent as Attorney-in-Fact.  Debtor at its expense shall execute and deliver, or cause to be executed and delivered, to the Collateral Agent any and all documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent, in its reasonable discretion, and take any and all action, which the Collateral Agent may reasonably request from time to time, to perfect and continue perfected, maintain the priority of or provide notice of the security interests in the Patent Collateral held by Collateral Agent for the benefit of the Lender Group and to accomplish the purposes of this Agreement.  If Debtor refuses to execute and deliver, or fails timely to execute and deliver, any of the documents it is reasonably requested to execute and deliver by Collateral Agent in accordance with the foregoing, the Collateral Agent shall have the right to, in the name of Debtor, or in the name of Collateral Agent or otherwise, without notice to or assent by Debtor, and Debtor hereby irrevocably constitutes and appoints Collateral Agent (and any of Collateral Agent’s officers or employees or agents designated by Collateral Agent) as Debtor’s true and lawful attorney-in-fact with full power and authority, (i) to sign the name of Debtor on all or any of such documents or instruments, and perform all other acts, that Collateral Agent reasonably deems necessary or advisable in order to perfect or continue perfected, maintain the priority or enforceability of or provide notice of the security interests in the Patent Collateral held by Collateral Agent for the benefit of the Lender Group, and (ii) to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of Debtor, which Collateral Agent reasonably may deem necessary or advisable to maintain, preserve and protect the Patent Collateral and to accomplish the purposes of this Agreement, including (A) upon the occurrence and during the continuance of any Event of Default, to defend, settle, adjust or institute any action, suit or proceeding with respect to the Patent Collateral, (B) upon the occurrence and during the continuance of any Event of Default, to assert or retain any rights under any license agreement for any of the Patent Collateral, including any rights of Debtor arising under Section 365(n) of the Bankruptcy Code, and (C) upon the occurrence and during the continuance of any Event of Default, to execute any and all applications, documents, papers and instruments for Collateral Agent to use the Patent Collateral, to grant or issue any exclusive or non-exclusive license with respect to any Patent Collateral, and to assign, convey or otherwise transfer title in or dispose of the Patent Collateral.  The power of attorney set forth in this Section 3, being coupled with an interest, is irrevocable so long as this Agreement shall not have terminated in accordance with Section 16.  Nothing herein shall be construed as requiring Debtor to maintain any Patent such as by paying maintenance fees, undertaking any patent prosecution action, or otherwise if such Patent is not being used by Debtor.

4.             Representations and Warranties.  Debtor represents and warrants to each member of the Lender Group as follows:

(a)           No Other Patents.  A true and correct list of all material Patents owned, held (whether pursuant to a license or otherwise), or used by Debtor, in whole or in part, as of the date hereof, is set forth in Schedule A and Schedule B; provided, that Schedule B only lists those Patents pending as of the date hereof.

(b)           Validity.  Each of the Patents listed on Schedule A and Schedule B is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, all maintenance fees required to be paid on account of any such Patents have been paid for maintaining such Patents in force, and, to Debtor’s knowledge, each of such Patents is valid and enforceable, except such nonpayment of maintenance fees as reasonably could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(c)           Title.  (i) Debtor has rights in and good title to the existing Patent Collateral, (ii) with respect to the Patent Collateral shown on Schedule A and Schedule B hereto as owned by it, Debtor is the sole and exclusive owner thereof, free and clear of any Liens and rights of others (other than (A) Liens in favor of Collateral Agent, for the benefit of the Lender Group, and (B) Permitted Liens), (iii) with respect to any Patent set forth in Schedule A and Schedule B for which Debtor is either a licensor or a licensee pursuant to a license or licensee agreement regarding Patent, each such license or licensing agreement is in full force and effect, Debtor is not in default of any of its material obligations thereunder and, other than (A) the parties to such licenses or licensing agreements, or (B) in the case of any non-exclusive license or license agreement entered into by Debtor or any such licensor regarding such Patent Collateral, the parties to any other such non-exclusive licenses or license agreements entered into by Debtor or any such licensor with any other Person, no other Person is known by Debtor to have any rights in or to any such Patent Collateral.

(d)           No Infringement.  To Debtor’s knowledge, (i) no material infringement or unauthorized use presently is being made of any of the Patent Collateral by any Person, and (ii) the past, present and contemplated future use of any material item of the Patent Collateral by Debtor has not, does not and will not infringe upon or violate any right, privilege or license agreement of or with any other Person.

(e)           Powers.  Debtor has the unqualified right, power and authority to pledge and to grant to Collateral Agent security interests in all of the Patent Collateral pursuant to this Agreement, and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person except as already obtained.

5.             Covenants.  Debtor covenants that so long as this Agreement shall be in effect, Debtor shall:

(a)           comply with all of the covenants, terms and provisions of this Agreement, the Financing Agreement and the other Loan Documents to which Debtor is a party;

(b)           promptly give Collateral Agent written notice of the occurrence of any event that reasonably could be expected to have a Material Adverse Effect on (i) any of the Patents listed in Schedule A and Schedule B or (ii) the Patent Collateral, including any petition under the Bankruptcy Code filed by or against any licensor of any such Patents for which Debtor is a licensee;

(c)           on a continuing basis, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, including appropriate financing and continuation statements and security agreements, and take all such action as may be necessary or may be reasonably requested by Collateral Agent, in its reasonable discretion, to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interests granted or purported to be granted hereby, to ensure Debtor’s compliance with this Agreement or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Patent Collateral.  Without limiting the generality of the foregoing sentence, Debtor:

(i)            hereby authorizes Collateral Agent, in its reasonable discretion, if Debtor refuses to execute and deliver, or fails timely to execute and deliver, any of the documents it is reasonably requested to execute and deliver by Collateral Agent, to modify this Agreement without first obtaining Debtor’s approval of or signature to such modification by amending Schedule A and Schedule B hereof to include a reference to any right, title or interest in any existing material Patent Collateral or Patent Collateral acquired or developed by Debtor after the execution hereof, or to delete any reference to any right, title or interest in any Patent Collateral in which Debtor no longer has or claims any right, title or interest; and

(ii)           hereby authorizes Collateral Agent, in its reasonable discretion, to file one or more financing or continuation statements, if Debtor refuses to execute and deliver, or fails timely to execute and deliver, any such amendment thereto it is reasonably requested to execute and deliver by Collateral Agent, any amendments thereto, relative to all or any portion of the Patent Collateral, without the signature of Debtor where permitted by law;

(d)           comply, in all material respects, with all applicable statutory and regulatory requirements in connection with any and all of the Patent Collateral, the failure to comply with which could reasonably be expected to have a Material Adverse Effect, and give such notice of patent, prosecute such material claims, and do all other acts and take all other measures which, in Debtor’s reasonable business judgment, may be necessary to preserve, protect and maintain the Patent Collateral and all of Debtor’s rights therein, including diligently prosecute any material patent application pending as of the date of this Agreement or thereafter;

(e)           comply with each of the terms and provisions of this Agreement and the Financing Agreement, and not enter into any agreement (for example, a license agreement) which is inconsistent with the obligations of Debtor under this Agreement and the Financing Agreement without Collateral Agent’s prior written consent; and

(f)            not permit the inclusion in any contract to which Debtor becomes a party of any provision that would impair or prevent the creation of a security interest in favor of Collateral Agent, for the benefit of the Lender Group, in Debtor’s rights and interest in any property included within the definition of Patent Collateral acquired under such contracts.

6.             Future Rights.  If and when Debtor shall obtain rights to any new patentable inventions (with respect to which Debtor, in its reasonable business judgment, endeavors to register with the PTO), or become entitled to the benefit of any Patent, or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or Patent Collateral or any improvement thereof (whether pursuant to any license or otherwise), the provisions of this Agreement shall automatically apply thereto and Debtor shall give to Collateral Agent notice thereof in accordance with Section 12.01 of the Financing Agreement.  Debtor shall do all things deemed necessary or advisable by Collateral Agent, in its discretion, to ensure the validity, perfection, priority and enforceability of the security interests of Collateral Agent in such future acquired Patent Collateral.  Debtor hereby authorizes Collateral Agent to modify, amend or supplement the Schedules hereto and to re-execute this Agreement from time to time on Debtor’s behalf and as its attorney-in-fact to include any future Patents which are or become Patent Collateral and to cause such re-executed Agreement or such modified, amended or supplemented Schedules to be filed with the PTO.

7.             Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Lender Group and Collateral Agent on behalf thereof shall have all rights and remedies available to it under the Financing Agreement and applicable law (which rights and remedies are cumulative) with respect to the security interests in any of the Patent

Collateral or any other Collateral.  Debtor agrees that such rights and remedies include the right of Collateral Agent as a Collateral Agent to sell or otherwise dispose of its Collateral after default, pursuant to UCC Section 9-610.  Debtor agrees that Collateral Agent shall at all times have such royalty free licenses, to the extent permitted by law, for any Patent Collateral that is reasonably necessary to permit the exercise of any of Collateral Agent’s rights or remedies upon the occurrence and during the continuation of an Event of Default with respect to (among other things) any tangible asset of Debtor in which Collateral Agent has a security interest, including Collateral Agent’s rights to sell inventory, tooling or packaging which is acquired by Debtor (or its successor, assignee or trustee in bankruptcy).  In addition to and without limiting any of the foregoing, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right but shall in no way be obligated to bring suit, or to take such other action as Collateral Agent deems necessary or advisable, in the name of Debtor or Collateral Agent, to enforce or protect any of the Patent Collateral, in which event Debtor shall, at the reasonable request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement.  To the extent that Collateral Agent shall elect not to bring suit to enforce such Patent Collateral, Debtor, in the exercise of its reasonable business judgment, agrees to use all reasonable measures and its diligent efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation or violations thereof by others and for that purpose agrees diligently to maintain any action, suit or proceeding against any Person necessary to prevent such infringement, misappropriation or violation.  Nothing herein shall permit the Collateral Agent to assert any of the rights, claims or causes of action contemplated by Section 2(a)(ii), except after the occurrence and during the continuance of an Event of Default.

8.             Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor and Collateral Agent for the benefit of the Lender Group and their respective successors and assigns.

9.             Notices.  All notices and other communications hereunder shall be in writing and shall be mailed, sent or delivered in accordance with the Financing Agreement.

10.           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the security interests hereunder in respect of the Patent Collateral are governed by federal law, in which case such choice of New York law shall not be deemed to deprive Collateral Agent of such rights and remedies as may be available under federal law.

11.           Entire Agreement; Amendment.  This Agreement and the Financing Agreement, together with the Schedules hereto and thereto, contain the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior drafts and communications relating to such subject matter.  Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties, as provided in the Financing Agreement.  Notwithstanding the foregoing, Collateral Agent may re-execute this Agreement or modify, amend or supplement the Schedules hereto as provided in Section 6 hereof.

12.           Severability.  If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement.

13.           Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

14.           Financing Agreement.  Debtor acknowledges that the rights and remedies of Collateral Agent with respect to the security interests in the Patent Collateral granted hereby are more fully set forth in the Security Agreement and Financing Agreement and all such rights and remedies are cumulative.

15.           No Inconsistent Requirements.  Debtor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and Debtor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

16.           Termination.  Upon the indefeasible payment in full in cash of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Financing Agreement, this Agreement and the security interests granted hereunder shall terminate and Collateral Agent shall execute and deliver such documents and instruments and take such further action reasonably requested by Debtor and at Debtor’s expense as shall be necessary to evidence termination of the security interests granted by Debtor to Collateral Agent for the benefit of the Lender Group hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

ELGAR ELECTRONICS CORPORATION, a California corporation

By:	/s/ Joseph A. Stroud
Name:	Joseph A. Stroud
Title:	Chief Financial Officer

S-1

ABLECO FINANCE LLC, a Delaware limited liability company

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Senior Vice President

S-2

SCHEDULE A
to the Patent Security Agreement

ISSUED PATENTS AS OF THE DATE HEREOF

Owner	Patent	Patent Number

Elgar Electronics Corporation	“Overvoltage Protection Circuit”	6,239,961

Elgar Electronics Corporation	“Optimal and Adaptive Control of Variable Speed AC Motor Drives”	4,387,421

Elgar Electronics Corporation (formerly owned by Power Ten)	“Internally Programmable Modular Power Supply Method”	5,917,719

A-1

SCHEDULE B
to the Patent Security Agreement

PENDING PATENTS AS OF THE DATE HEREOF

NONE.

B-1